UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 12, 2007 (October 12, 2007)

JOURNAL REGISTER COMPANY
(Exact Name of Registrant as Specified in Charter)

Delaware	1-12955	22-3498615
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

790 Township Line Road, Yardley, Pennsylvania		19067
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 504-4200

Not Applicable (Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangement of Certain
Officers.

The Board of Directors of Journal Register Company (the “Company”) and Robert M. Jelenic, the Company’s Chairman and Chief Executive Officer mutually determined that Mr. Jelenic will resign as Chairman and Chief Executive Officer and as a director of the Company effective November 1, 2007. Mr. Jelenic has been on a medical leave of absence from his position as Chief Executive Officer since June 8, 2007. The Board of Directors has appointed James W. Hall, the Company’s Acting Chief Executive Officer since June 18, 2007, as the Company’s Chairman and Chief Executive Officer.

The Company and Mr. Jelenic have entered into a Separation Agreement dated as of October 12, 2007 (the “Agreement”). Pursuant to the Agreement, Mr. Jelenic will receive certain payments and benefits in accordance with the provisions and formulae of his existing employment agreement, including a cash severance payment of $4,763,909. Additionally, pursuant to the Agreement, the vesting of the 192,500 restricted stock units previously granted to Mr. Jelenic will be accelerated following his resignation, and outstanding vested stock options held by Mr. Jelenic will remain exercisable until the earlier of the third anniversary of his resignation or expiration of the term of the applicable stock option. [The Agreement also clarifies that the post-retirement medical benefits to be provided for Mr. Jelenic and his spouse under his existing employment agreement will be similar to those currently in effect]. Pursuant to the Agreement, Mr. Jelenic has agreed to a release of claims and to a 18-month non-competition covenant. Certain of the payments to Mr. Jelenic will be subject to a six month delay if necessary to comply with Internal Revenue Code Section 409A. The Agreement supersedes the Amended and Restated Employment Agreement dated as of September 27, 2006 and filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed September 28, 2006. The above summary description of the Agreement is qualified in its entirety by the terms of such Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by this reference.

The Company issued a press release announcing Mr. Jelenic’s resignation as Chairman and Chief Executive Officer and as a director of the Company and Mr. Hall’s appointment as Chairman and Chief Executive Officer, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

10.1	Separation Agreement Dated as of October 12, 2007 between the Company and Mr. Jelenic.

99.1	Text of press release issued by Journal Register Company, dated October 12, 2007, titled “Jelenic, Journal Register Company Chairman and Chief Executive
Officer to Step Down on November 1, 2007; Hall to Become Chairman and Chief Executive Officer”.

SIGNATURE

Pursuant to requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

JOURNAL REGISTER COMPANY
(Registrant)

Date: October 12, 2007		/s/ Edward J. Yocum
	By:	Edward J. Yocum
	Title:	Senior Vice President, General
Counsel & Corporate Secretary

Exhibit Index

Exhibit Description

10.1	Separation Agreement Dated as of October 12, 2007 between the Company and Mr. Jelenic.

99.1	Text of press release issued by Journal Register Company, dated October 12, 2007, titled “Jelenic, Journal Register Company Chairman and Chief Executive Officer to Step Down on November 1, 2007; Hall to Become Chairman and Chief Executive Officer”.